Exhibit 99.1

               MUDANJIANG, DONGXING GROUP CO., LTD AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                 FOR 2004(1-9 )

                                               2004        dong Xing       hibshman
                                           ------------   ------------   ------------
Revenues                                   RMB            US $
Real Estate                                $ 81,596,487      9,856,856
Retail                                       60,876,898      7,353,929
                                           ------------   ------------   ------------
Total Revenues                              142,473,385     17,210,785             --

Cost of Sales
Real Estate                                  63,719,596      7,697,327
Retail                                       52,562,211      6,349,515
                                           ------------   ------------   ------------
Total Cost of Sales                         116,281,807     14,046,842             --
                                           ------------   ------------   ------------
Gross Profit                                 26,191,578      3,163,943             --
                                           ------------   ------------   ------------

Operating Expenses
Selling                                       2,485,088        300,199
General and administration                    4,125,735        498,389          6,953
Depreciation and amortization                 2,988,211        360,976
Bad debt expenses                             2,681,433        323,917
                                           ------------   ------------   ------------
Total Operating Expenses                     12,280,467      1,483,480          6,953
                                           ------------   ------------   ------------
Income from Operations                       13,911,111      1,680,462         -6,953
                                           ------------   ------------   ------------

Other Income [Expenses]
Interest expense                              6,781,100        819,157          3,522
Other income-net                              2,076,311        250,818
                                           ------------   ------------   ------------
                                              4,704,789        568,339          3,522
                                           ------------   ------------   ------------

                                           ------------   ------------   ------------
Income Before Provision for Income Taxes      9,206,322      1,112,124        -10,475
                                           ------------   ------------   ------------
Provision for Income Taxes
Current                                       5,544,244        669,745
Deferred
                                           ------------   ------------   ------------
                                              5,544,244        669,745              0
                                           ------------   ------------   ------------
Net Income(Loss)                           $  3,662,078        442,379        -10,475
                                           ============   ============   ============

               MUDANJIANG, DONGXING GROUP CO., LTD. AND SUBSIDIARY
                   CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY
                FOR THE YEARS 30,9,2004. 31, 2003, 2002 AND 2001



January 1, 2001 - Balance                                         $     (79,414)

Net Income - 2001                                                       (10,475)

                                                                  -------------
Members' Equity at December 31, 2001                              $     (89,889)

Contributions                                                         1,667,015

Net Income - 2002                                                       442,379

                                                                  -------------
Members' Equity at December 31, 2002                              $   2,019,505

Contributions                                                                --

Net Income - 2003                                                       161,603

                                                                  -------------
Members' Equity at December 31, 2003                              $   2,181,107
                                                                  =============

Contibutions                                                      rmb35,936,981
Net Income -2004(1-9)                                                 3,662,078
Members'Equity at sep 30,2004                                     rmb39,599,059

               MUDANJIANG, DONGXING GROUP CO., LTD AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                                     SEP.30

                                  December 31                                   hibshman
                                     2003           2004                        9/30/2004
                                 ------------   ------------   ------------   ------------
                                 ASSETS

Real Estate                           us $           RMB             US $

Cash                             $     43,669   $  1,561,648   $    188,647

Inventory                           5,781,456     48,239,780      5,827,365

Construction in progress -
           Residential                     --             --
           Commercial               4,986,288
Total construction in progress      4,986,288             --             --

Other receivables,net               3,337,960     92,811,466     11,211,625

Due from affiliated Company            86,610        788,654         95,269

Due from related parties              210,136      1,988,761        240,242

Property and equipment                455,362      5,208,249        629,156

Land lease                          3,586,301     12,880,560      1,555,972

Other                                 164,397      1,456,832        175,985
                                 ------------   ------------   ------------
           Total Real Estate       18,652,179    164,935,950     19,924,263
                                 ------------   ------------   ------------

Retail

Cash                                  195,261      1,859,657        224,647

Inventory                             253,035      2,683,125        324,122

Other receivables,net                 211,893      2,006,531        242,389

Due from related parties               28,550        351,687         42,484

Property and equipment              7,028,242     73,116,387      8,832,460

Land lease                            156,613      1,286,746        155,439

Other                                 119,150        348,695         42,122

                                 ------------   ------------   ------------
           Total Retail             7,992,743     81,652,830      9,863,662

other-cash                                                                          19,737

                                 ------------   ------------   ------------   ------------
TOTAL ASSETS                     $ 26,644,923   $246,588,780   $ 29,787,925   $     19,737
                                 ============   ============   ============   ============

               MUDANJIANG, DONGXING GROUP CO., LTD AND SUBSIDIARY
                     CONSOLIDATED BALANCE SHEETS - CONTINUED
                                  30.SEP. 2004

                                                                          adjustments
                                          Dec 31 2004        2004        to make balance     9/30/2004
                                         -------------   -------------    -------------    -------------

                                          LIABILITIES AND MEMBERS' EQUITY
                                             us $        RMB                               US $
Real Estate
Short-term advances                          3,720,640   $  26,808,153                     $   3,238,425

Mortgage loans                               1,011,562      12,333,608                         1,489,900

Other loans payable                          1,971,510      18,453,260                         2,229,154

Accounts payable and accrued expenses        7,283,398      38,849,516            8,349        4,701,371

Land lease obligation                        1,394,795      12,650,789                         1,528,215

Customer deposits                                    0       5,809,200                           701,751

Due to related parties                         226,060       4,347,981                           525,236

Tax payable                                  1,360,644      18,760,199                         2,266,232

Other liabilities                              122,116      11,290,287                         1,363,867
                                                         -------------                     -------------
              Total Real Estate             17,090,724     149,302,993                        18,044,151

Retail

Short term advance                           2,718,000      27,899,100                         3,370,211

Other loans payble                             198,112       3,680,355                           444,587

Accounts payable and accrued expenses        2,119,936      21,678,230                         2,618,730

Land lease obligation                          132,204       1,875,432                           226,552

Customer deposits                              623,977       8,891,650                         1,074,111

Due to related parties                          32,616         282,058                            34,073

Tax payable                                    414,529       1,417,129                           171,189

Other liabilities                              335,849       3,170,255                           382,967
                                                         -------------                     -------------
              Total Retail                   6,575,223      68,894,209                         8,322,420

Other
Convertible notes payable
Accounts payable and accrued expenses
              Total other


COMMITMENTS AND CONTINGENT LIABILITIES

MEMBERS' EQUITY

Members' contributions                       2,339,268      19,415,924           (6,176)       2,339,268

Members' subscriptions                        -549,640      (4,562,012)           1,451         (549,640)

Retained earnings                            1,189,348      13,537,666          442,379        1,631,727
                                                         -------------                     -------------
Total members' equity                        2,978,975      28,391,578                         3,421,354
                                                         -------------                     -------------
Total liabilities and members' equity       26,644,923   $ 246,588,780                     $  29,787,925
                                                         =============                     =============

               MUDANJIANG, DONGXING GROUP CO., LTD AND SUBSIDIARY
                   PRO-FORMA CONSOLIDATED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004


Revenues                                                             $17,210,785
Cost of sales                                                         14,046,842
                                                                     -----------
Gross Profit                                                           3,163,943

Operating expenses                                                     1,490,433
                                                                     -----------
Income from operations                                                 1,673,509

Other expenses, net                                                      571,861
                                                                     -----------
Income before provision for taxes                                      1,101,649

Income taxes                                                             669,745

                                                                     -----------
Net Income                                                           $   431,904
                                                                     ===========

               MUDANJIANG, DONGXING GROUP CO., LTD AND SUBSIDIARY
                      PRO-FORMA CONSOLIDATED BALANCE SHEETS
                               SEPTEMBER 30, 2004


                 ASSETS
Cash                                                                 $   433,031
Inventory                                                              6,151,487
Receivables                                                           11,454,014
Due from affiliates and related parties                                  377,996
Fixed assets                                                          11,173,027
Other assets                                                             218,108

                                                                     -----------
            Total assets                                             $29,807,661
                                                                     ===========

      LIABILITIES AND MEMBERS' EQUITY
Accounts payable and accrued expenses                                $ 7,344,040
Loans payable                                                         10,834,277
Land lease obligations                                                 1,754,767
Due to affiliates and related parties                                    559,309
Taxes payable                                                          2,437,421
Other liabilities                                                      3,522,696
                                                                     -----------
            Total liabilites                                          26,452,510
                                                                     -----------

Members' contributions                                                 2,273,065
Less members' subscriptions receivable                                  -549,640
Retained Earnings                                                      1,631,727
                                                                     -----------
            Total members' equity                                      3,355,151
                                                                     -----------

                                                                     -----------
            Total liabilities and members' equity                    $29,807,661
                                                                     ===========